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                      SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C. 20549


                                   FORM 8-K/A



                       AMENDMENT NO. 1 TO CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 23, 1998


                                INTERIORS, INC.
  ---------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


      Delaware                             1-6395           13-3590047
- -----------------------------------     -----------      ------------------
(State or other jurisdiction            (Commission         (IRS Employer
of incorporation or organization)       File Number)     Identification No.)


   320 Washington Street, Mt. Vernon New York                      10553
-----------------------------------------------               -----------------
    (Address of principal executive offices)                    (Zip Code)


    Registrant's telephone number, including area code:  (914) 665-5400
                                                        ---------------------


                                Not Applicable
  ---------------------------------------------------------------------------
         (Former name or former address, if changed since last report)



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3



The Registrant hereby amends its Current Report on Form 8-K as filed with the Commission on April 6, 1998 as provided herein.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

          On March 23, 1998, the Registrant entered into, and consummated, an Agreement and Plan of Merger (the "Merger Agreement") among the Registrant, Artmaster Studios, Inc. ("Artmaster"), a wholly-owned subsidiary of the Registrant, Merchandise Sales, Inc. ("MSI") and certain shareholders of MSI. The transaction was structured as a forward triangular merger. As a result of the merger, MSI has been merged with and into Artmaster. MSI (and, after the merger, Artmaster) designs, manufactures and wholesales wall decor and lighting products for the home. The acquisition of MSI provides the Registrant with an expanded breadth of product offerings.

          Pursuant to the Merger Agreement, the purchase price paid to the shareholders of MSI at closing consisted of the delivery of a subordinated promissory note in the aggregate principal amount of $537,248. In addition, the Registrant issued to the shareholders of MSI an aggregate of 779,302 unregistered shares of its Class A Common Stock (the "Merger Shares") and the Registrant repaid indebtedness of MSI owed to certain creditors of MSI in the aggregate amount of $1,022,752 through an aggregate cash payment of $750,000 and the issuance of a subordinated promissory note in the aggregate principal amount of $272,752. All of the Merger Shares are being held in a one year escrow as security for the indemnification obligations of MSI's former shareholders pursuant to the Merger Agreement, and the number of Merger Shares remains subject to adjustment based on the value of the Merger Shares on the first anniversary of the closing date.

          The merger was financed by the Registrant's available working capital which was derived in part, from an earlier, unrelated private placement to accredited investors of the Registrant's unregistered Subordinated Convertible Promissory Notes. The aggregate purchase price was determined in arms-length negotiations between the Registrant and the shareholders of MSI.

          The assets acquired pursuant to the Merger Agreement included, among other things, (i) fixed assets owned, leased or used by MSI, including equipment, (ii) accounts receivable, (iii) inventory and (iv) contracts, agreements, and leases of real and personal and property. For the foreseeable future, the Registrant intends to utilize such assets in connection with the operation of the business of MSI and Vanguard Studios, Inc., another subsidiary of the Registrant.

          A copy of the Merger Agreement was appended as an exhibit to the Report on this transaction filed on Form 8-K on April 6, 1998.




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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Financial Statements for Merchandise Sales, Inc. DBA Artmaster Studios For the Period ended March 23, 1998 and the year ended March 28, 1997 are appended as an Exhibit to this Report.

(b) Pro Forma Financial Information.

Pro Forma Financial Information with respect to the acquisition of Merchandise Sales, Inc. DBA Artmaster Studios by the Registrant is appended as an Exhibit to this Report.

(c) Exhibits

Document Description                                               Exhibit No.
--------------------                                               -----------

Financial Statements for Merchandise Sales, Inc. DBA
Artmaster Studios For the Period ended March 23, 1998
and the year ended March 28, 1997                                      3


Pro Forma Financial Information with respect to the
acquisition of Merchandise Sales, Inc. DBA Artmaster
Studios by the Registrant                                              4

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                                  SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this amendment to report to be signed on its behalf by the undersigned hereunto duly authorized.

May 28, 1998                  INTERIORS, INC.,
                              a Delaware corporation



                              By:   /s/ John D. Mazzuto.
                                 -------------------------------------------
                                    Chief Financial Officer




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5

EXHIBIT INDEX

Exhibit                                                                               Sequentially
  No.    Document Description                                                        Numbered Pages
-------  --------------------                                                        --------------
3        Financial Statements for Merchandise Sales, Inc. DBA Artmaster Studios          Cover
         For the Period ended March 23, 1998 and the year ended March 28, 1997           Contents
                                                                                         Pages 1 - 17
4        Pro Forma Financial Information with respect to the acquisition of
         Merchandise Sales, Inc. DBA Artmaster Studios by the Registrant                 Pages 1 - 9




